Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ISSUED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT, PURSUANT TO REGULATION S OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT

CIMG INC.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: USD $[ ]	Issue Date: [ ]

For value received, CIMG Inc., a Nevada corporation (the “Company”), promises to pay to [    ] (the “Holder”) the Principal Amount of this Note as set forth above (the “Principal Amount”) and interest thereon at the rate of 7.0% per annum. This Note is issued pursuant to certain Convertible Note and Warrant Purchase Agreement dated February 11, 2026. This Note is subject to the following terms and conditions.

1. Maturity and Repayment. Unless converted or repaid pursuant to the terms set forth in this Note, the entire unpaid principal sum and all accrued and unpaid interest under this Note shall be due and payable on August [    ], 2027 (the “Maturity Date”).

All repayments under this Note (including payments of principal amount and interest) shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. The outstanding principal amount of this Note shall bear interest at the rate of 7% per annum, accruing daily from and including the date hereof (or the applicable date of any advance, as applicable) to but excluding the date such amount is paid in full. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed (and shall not compound unless expressly provided herein). All accrued and unpaid interest shall be due and payable in full on the Maturity Date, together with the outstanding principal amount of this Note and any other amounts due hereunder. Any payment received shall be applied first to any costs and expenses payable hereunder (if any), second to accrued and unpaid interest, and third to outstanding principal. If any amount due under this Note becomes payable on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. The Note may be prepaid by the Company at any time prior to its Maturity Date without any penalty.

2. Conversion.

(a) Conversion. Subject to the receipt of Stockholder Approval (as defined below), at the election of the Holder, upon delivery of a written conversion notice (in the form attached hereto as Exhibit A-1) to the Company at least one (1) business day prior to the proposed conversion date (the “Conversion Date”), all or any portion of the outstanding principal amount and all accrued and unpaid interest under this Note (the “Conversion Amount”) shall be converted into shares of common stock of the Company, $0.00001 par value per share (the “Common Stock”) of the Company or such other securities or property for which this Note may become convertible as a result of any adjustment described in Section 2(b), at a price per share equal to the Conversion Price. Notwithstanding anything to the contrary herein, the Note shall not be convertible prior to the Stockholder Approval. “Conversion Price” shall mean, with respect to any conversion of this Note, the VWAP of the Common Stock for the ten (10) consecutive Trading Days ending on (and including) the Trading Day immediately prior to the Conversion Date; provided, however, that in no event shall the Conversion Price be less than $0.14 per share (the “Floor Price”), subject to adjustment pursuant to Section 2(b).

1

For the purpose of this Note, “Stockholder Approval” shall mean the approval of the Company’s stockholders required for the transactions contemplated hereby, including pursuant to applicable Nasdaq rules (if applicable).

For the purpose of this Note, “VWAP” shall mean, for any Trading Day, the volume weighted average price of the Common Stock for such Trading Day as reported by Bloomberg L.P. (or, if Bloomberg ceases to report such price, any successor reporting service reasonably acceptable to the Company and all Investors). “Trading Day” shall mean any day on which the Common Stock is listed or quoted and traded on its principal Trading Market; provided, however, that if the Common Stock is not listed or quoted on any Trading Market, then “Trading Day” shall mean any Business Day.

(b) Adjustment.

(i) In the event of any change in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of Securities, separations, reorganizations, liquidations, merger, consolidation, acquisition of the Company, or the like, the number, class and type of securities or other property issuable upon conversion of this Note and the Conversion Price shall be proportionately adjusted so that, upon conversion of the same aggregate Conversion Amount, the Holder shall receive the same number, class, and type of securities (or other property) that the Holder would have owned had this Note been converted immediately prior to such event and the Holder had continued to hold such securities (or other property) through such event. The form of this Note need not be changed as a result of any such adjustment.

(ii) Upon the occurrence of any adjustment pursuant to this Section 2(b), the Company shall, at its expense and upon the Holder’s written request, promptly compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including (i) the adjusted Conversion Price and (ii) the adjusted number, class, or type of Conversion Shares or other securities or property issuable upon conversion of this Note (as applicable). Such certificate shall describe the event giving rise to the adjustment and showing in detail the facts upon which such adjustment is based. Upon written request, the Company shall promptly deliver a copy of such certificate to the Holder.

(c) Mechanics and Effect of Conversion. No fractional Conversion Shares shall be issued upon any conversion of this Note. Any fractional shares otherwise issuable upon conversion shall be rounded down to the nearest whole share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note to the Company at its principal offices. At its expense, the Company will, as soon as practicable thereafter, cause to be issued and delivered to such Holder a Book-Share Entry Statement for the number of Conversion Shares to which such Holder is entitled upon such conversion or confirmation of book-entry registration of such Conversion Shares, together with a check payable to the Holder for any cash amounts payable as described herein. Upon any conversion of this Note, the Company shall be released from its obligations and liabilities under this Note with regard to the portion of the Conversion Amount so converted.

3. Reserved.

4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new convertible promissory note for the same principal amount will be issued to, and registered in the name of, the transferee.

5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

2

6. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed e-mail, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or e-mail as set forth below or as subsequently modified by written notice. The addresses and e-mail addresses for such communications shall be:

If to the Company, by email only, to:	CIMG Inc.
Attention: Jianshuang Wang
Email: [*]

with a copy (which shall not constitute notice) to:	McCarter & English LLP 250 West 55th Street, 13th Floor New York, NY 10019

Attention: Huan Lou
Email: hlou@mccarter.com

If to the Holder, to:	Please refer to the Holder’s respective contact information set forth in the Convertible Note and Warrant Purchase Agreement, dated February 11, 2026, by and among the Company and the parties named thereto.

7. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Holder and transferee of this Note.

8. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

9. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

[THIS SPACE LEFT INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

3

This Note is executed and delivered as of the date first set forth above.

COMPANY:

For and on behalf of
CIMG INC., a Nevada corporation

Name:	Jianshuang Wang
Title:	Chief Executive Officer

[Signature Page to Convertible Note]

4